SCHEDULE 14A
                                    (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [_] Preliminary Proxy Statement             |_|   Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
  |X| Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ProMedCo Management Company
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X| No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         | | Fee paid previously with preliminary materials:

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         |_| Check box if any part of the fee is offset as  provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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


                        ProMedCo Management Company

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 14, 1999


TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of ProMedCo Management Company (the "Company") will be held at 9:00 a.m. local time on Friday, May 14, 1999, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102 for the following purposes:

1. to elect two Class II Directors to serve on the Board of Directors for a three-year term;

2. to consider and act upon an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to stock options granted thereunder by 1,000,000 shares; and

3. to transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.

         If you are unable to attend the meeting, you are requested to complete, sign, date, and return the accompanying proxy in the enclosed postage-paid return envelope so that your shares will be represented.

                                  By Order of the Board of Directors,



                                  Deborah A. Johnson
                                  Secretary


Fort Worth, Texas
April 15, 1999

                         ProMedCo Management Company


                           801 Cherry Street, Suite 1450
                              Fort Worth, Texas 76102
                                  (817) 335-5035


                                  PROXY STATEMENT
                                     FOR THE
                        1999 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the holders of the Common Stock of ProMedCo Management Company (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the annual meeting of stockholders to be held on May 14, 1999 and any adjournments thereof.

         The enclosed proxy is for use at the meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any stockholder present at the meeting who expresses a desire to vote his shares in person.

         All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted in favor of the election of David T. Bailey, M.D. and Jack W. McCaslin to serve as Class II Directors of the Company for a term of three years and in favor of the proposed amendment to the Company's 1996 Stock Option Plan.

         Only the holders of Common Stock of record at the close of business on March 31, 1999 are entitled to vote at the meeting. On such date, 21,061,215 shares of Common Stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at the meeting. A majority of such shares is required to be represented to constitute a quorum for holding the meeting. The failure of a quorum to be represented at the meeting will necessitate adjournment and will subject the Company to additional expense.

         The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy, and the 1998 Annual Report to Stockholders were first mailed to stockholders on or about April 15, 1999.

                  PROPOSAL 1 -- ELECTION OF CLASS II DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide for the division of the Board of Directors into three classes, designated Class I, Class II, and Class III, with staggered terms of three years. The terms of Class I, Class II, and Class III Directors expire in 2001, 1999, and 2000, respectively.

         The Board currently consists of seven members. James F. Herd, M.D. and Charles J. Buysse, M.D. are Class I Directors, David T. Bailey, M.D. and Jack W. McCaslin are Class II Directors, and H. Wayne Posey, Richard E. Ragsdale and E. Thomas Chaney are Class III Directors. At the meeting, two Class II Directors are to be elected to serve for a term of three years and until their successors are duly elected.

         The Company's Bylaws provide for the election of Directors by the affirmative vote of the majority of shares represented at a meeting and entitled to vote for the election of Directors.

Directors and Nominees

         David T. Bailey, M.D. and Jack W. McCaslin have been nominated by the Board to serve as Class II Directors for a three-year term. The following table sets forth certain information with respect to the nominees and the Company's other Directors:

                                                                                                       Director
Name                                                Age              Position                            Class
H. Wayne Posey(1)(2)...............................  60          Chairman, President, Chief
                                                                   Executive Officer and Director         III
Richard E. Ragsdale(1)(2)(3).......................  55          Director                                 III
David T. Bailey, M.D.(4)...........................  53          Director                                 II
Charles J. Buysse, M.D.............................  58          Director                                  I
E. Thomas Chaney(1)(2)(3)..........................  56          Director                                 III
James F. Herd, M.D.................................  63          Director                                  I
Jack W. McCaslin(4)................................  59          Director                                 II

(1)   Member of Executive Committee
(2)   Member of Compensation Committee
(3)   Member of Option Committee
(4)   Member of Audit Committee

Class II Nominees:

         David T. Bailey, M.D. has served as a Director of the Company since January 1996. Dr. Bailey also serves as President of Abilene Diagnostic Clinic, P.L.L.C., a ProMedCo affiliated physician group. Dr. Bailey is Board Certified with the American Board of Family Practice and has been a full-time practicing family physician since 1973. He has served as Chairman of the Department of Family Practice both at Hendrick Medical Center and Abilene Regional Hospital in Abilene. He also served as Chairman of the Board of Trustees at Abilene Christian Schools from 1983 to 1994. He is presently serving as Chairman of the medical section at Abilene Regional Medical Center and is a member of the patient/physician advocacy committee for the Texas Medical Association.

         Jack W. McCaslin has been the managing principal of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas and its predecessor, McCaslin, Wright & Greenwood, P.C. since 1983. He has served as a Director of the Company since its inception.

Continuing Directors:

         The persons named below will continue to serve as directors until the annual meeting of stockholders in the years indicated and until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class I and Class III directors.

Class I Directors Serving Until 2001:

         James F. Herd, M.D. has been in private practice in obstetrics and gynecology in Fort Worth, Texas since 1968. During 1994, he was the President of the Tarrant County Medical Society. From 1986 to 1990, he served as Chief and Vice Chief of Staff of Harris Methodist Hospital in Fort Worth. He has been a Director of the Company since its inception in July 1994.

         Charles J. Buysse, M.D. has been in the private practice of medicine in Naples, Florida, since 1975. He is past President of Naples Medical Center, P.A., a ProMedCo affiliated physician group, and has been a Director of the Company since November 1997.

Class III Directors Serving Until 2000:

         H. Wayne Posey, a co-founder of the Company, has been the President, Chief Executive Officer, and a Director of the Company since its inception and Chairman of its Board of Directors since December 1998. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C. Mr. Posey was employed by Hospital Affiliates International, Inc. ("HAI"), a publicly owned hospital management company, from 1970 until 1975, holding the positions of Controller, Vice President and Controller, and Senior Vice President of Operations, and he also served on HAI's Board of Directors and Executive Committee. He has also served as a director of InterDent, Inc. (formerly Gentle Dental Services Corporation), a publicly held dental practice management company since 1996.

         Richard E. Ragsdale, a co-founder of the Company, served as the Chairman of its Board of Directors from its inception until December 1998. He is currently Chairman of the Board's Executive Committee. He was also a co-founder and served as the Chairman of the Board of Directors of Community Health Systems, Inc. ("CHS"), a non-urban hospital management company, from its inception in 1985 until his retirement in 1998, and has been a director of The RehabCare Group, Inc., a publicly owned rehabilitation services management company, since 1993.

         E. Thomas Chaney served as President and Chief Executive Officer of CHS, which he co-founded in 1985, until his retirement in 1997. A co-founder of the Company, he has served as a Director since its inception and is a member of the Board's Executive Committee.

Certain Board Information

         The Board of Directors held three meetings and acted by unanimous consent on one occasion during the fiscal year ended December 31, 1998. The Executive Committee acted by unanimous consent on 15 occasions, the Compensation Committee held two meetings, the Option Committee held two meetings and acted by unanimous consent on 15 occasions and the Audit Committee held two meetings during such period. All of the Company's Directors attended at least 75 percent of the meetings of the Board and of the committees of which they were members. The Board of Directors has no nominating committee.

         The Board of Directors has established an Executive Committee, a Compensation Committee, an Option Committee, and an Audit Committee. The Executive Committee exercises the powers of the Board of Directors in the management of the business and affairs of the Company between Board meetings to the extent permitted by applicable law. The Compensation Committee reviews and determines the compensation of executive officers. The Option Committee administers the Company's option plan and determines the grants of options to persons eligible under the plans. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement, and certain other matters relating to their services provided to the Company, including the independence of such accountants.

         The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Bailey and McCaslin as Class II Directors to serve for a term of three years. Election of Directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Shares represented by the enclosed proxy will be voted for the election of Messrs. Bailey and McCaslin unless authority is withheld. If for any reason either such nominee is not a candidate for election as a Director at the meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute or substitutes as shall be designated by the Board.

               PROPOSAL 2 -- AMENDMENT OF 1996 STOCK OPTION PLAN

Introduction

         The Board of Directors of the Company has unanimously approved a resolution, subject to shareholder approval, approving an amendment to the Company's 1996 Stock Option Plan (the "Plan") to increase the number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan by 1,000,000 shares. The Plan originally provided for the grant of options to purchase up to 2,100,000 shares of Common Stock. Before giving effect to the proposed amendment, options to purchase 228,900 shares of Common Stock remain available for issuance under to the Plan. Accordingly, if the amendment is approved, options to purchase 1,228,900 shares of Common Stock will be available for issuance under the Plan. A copy of the Plan, as amended, is attached hereto as Appendix A.

         The Board of Directors recommends that stockholders vote for the amendment of the Plan. The Board believes the Plan provides a means for certain key employees, including executive officers of the Company, directors not employed by the Company, physicians and mid-level providers employed by the Company's affiliated physician groups, and consultants and advisors to the Company to increase their ownership in the Company. The Board believes that such incentive awards will further the identification of these individuals' interests with those of the Company's. No determination has been made as to the amount of options to be granted to any individual.

         A summary of the Company's 1996 Stock Option Plan follows:

Eligibility

         Certain key employees, including executive officers of the Company, non-employee directors, physicians and mid-level providers employed by the Company's affiliated physician groups, and consultants and advisors to the Company are eligible to receive stock options under the Plan. The Company estimates that there are currently approximately 4,300 individuals eligible to receive stock options under the Plan.

         The Plan also provides that newly elected or appointed non-employee directors shall be granted non-qualified options to purchase 5,000 shares of stock. Non-employee directors who continue to serve on the Board shall be granted nonqualified options to purchase 2,000 shares of stock on an annual basis following the annual meeting of stockholders

Administration

         The Plan is administered by the Option Committee, which is comprised of two or more directors of the Company who are non-employee directors. In addition to having general supervisory and interpretive authority over the Plan, the Committee determines, subject to the terms and limits of the Plan, the employees or other persons, if any, to whom options will be granted, the time at which options are to be granted, the number of shares to be subject to each option, and the terms and conditions of exercise of options.

Award of Stock Options

         The Option Committee shall determine whether the option granted is to be designated an incentive stock option. Incentive stock options have an option price per share equal to or greater than the market value of the Common Stock on the date such option is granted. If the incentive stock option is granted to an employee holding stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company, the option price per share is not less than 110 percent of the market value of the Common Stock on the date the option is granted. Nonqualified options have an option price per share not less than 85% of the market value of the Common Stock on the date such options are granted.

Adjustments

         Adjustments will be made in the number of shares that may be issued under the Plan in the event of a future stock dividend, stock split or similar change in the number of outstanding shares of Common Stock or the future creation or issuance to stockholders generally of rights, options or options for the purchase of Company Common Stock or preferred stock.

Exercise of Options

         An option may be exercised by payment of the full purchase price in cash. In addition, an option holder may elect to receive cash or shares of Common Stock having a market value equal to the excess of the market value of one share of Common Stock over the option price times the number of shares with respect to which the option is exercised.

Transferability of Stock Options

         No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan are exercisable during his or her lifetime only by such participant, or the participant's guardians or legal representatives. Upon death of a participant, his or her personal representative or beneficiary may exercise the participant's rights under the Plan.

Amendment of the Plan and Stock Options

         The Board of Directors may amend the Plan in such respects as it deems advisable; provided that the stockholders of the Company must approve any amendment to the extent such approval is required by (i) state or federal law,
(ii) Section 16 of the Securities Exchange Act of 1934, (iii) the Nasdaq Stock Market rules or regulations, or (iv) the Internal Revenue Code. Stock options granted under the Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

Federal Income Tax Consequences

         Generally, a participant will not incur federal income tax when he or she is granted a stock option. Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income (which in the case of an employee is subject to income tax withholding by the Company) equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price, and the Company is entitled to deduct the amount recognized by the participant for tax purposes. When a participant exercises an incentive stock option, he or she generally will not recognize income if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the option.

         An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time of exercise. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

         Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an incentive stock option. If the individual is engaged in a disqualifying disposition, however, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

Vote Required

         Approval of the proposal to amend the plan requires the affirmative vote of the majority of the shares represented in person or by proxy at the meeting.

         The Board of Directors recommends that you vote "FOR" the proposal to amend the 1996 Stock Option Plan.

                             Executive Compensation

         The following table sets forth the compensation earned in the years ended December 31, 1996, 1997 and 1998 by the Chief Executive Officer and the four most highly compensated executive officers whose individual remuneration exceeded $100,000 for 1998 (the "Named Executive Officers").

                             Summary Compensation Table

                                                                                                 Long-Term
                                                                                               Compensation
                                                              Annual Compensation                 Awards
                                                                                  Other         Securities
Name and Principal                                                               Annual         Underlying        All other
Position                                 Year      Salary        Bonus        Compensation        Options      Compensation(1)
--------------                           ----    -----------  -----------     ------------      -----------    ---------------
H. Wayne Posey........................   1998    $   332,150  $  199,290(2)   $    -                300,000    $    34,102
Chairman, President and CEO              1997        327,383        -              -                 50,000         26,152
                                         1996        243,750      62,218           -                   -            23,668

Dale K. Edwards.......................   1998        205,000     132,000(2)        -                 50,000           -
Senior Vice President--Development       1997        176,667      16,431           -                 80,000           -
                                         1996        148,333      43,176           -                   -              -

Deborah A. Johnson....................   1998        150,000      67,500(2)        -                   -              -
Senior Vice President--Administration    1997        150,000        -              -                   -             4,000
                                         1996         30,770        -              -                   -              -

Charles W. McQueary...................   1998        205,000      61,500(2)        -                   -              -
Senior Vice President--Operations        1997        104,583      25,000(3)        -                200,000           -
                                         1996           -           -              -                   -              -

Robert M. Sontheimer(4)...............   1998        240,000      72,000(2)        -                   -               374
Senior Vice President--Managed Care      1997         19,068        -              -                   -              -
                                         1996           -           -              -                   -              -

(1) For 1998, reflects payment of professional fees for estate planning and automobile allowance in the amount of $34,102 for Mr. Posey and payment of an automobile allowance in the amount of $374 for Mr. Sontheimer. For 1997, reflects payment of professional fees for estate planning and automobile allowance in the amount of $26,152 for Mr. Posey and payments for moving expenses in the amount of $4,000 for Ms. Johnson. For 1996, reflects payment of professional fees for estate planning and automobile allowance in the amount of $23,668 for Mr. Posey.
(2)  Reflects bonus earned in 1998 and paid in 1999.
(3)  Reflects bonus earned in 1997 and paid in 1998.
(4) The Company employed Mr. Sontheimer in December 1997 in connection with the acquisition of Health Plans, Inc., now PMC Medical Management.

                                  Option Grants in 1998

                                                  Individual Grants                        Potential Realizable
                                               Percent of                                    Value at Assumed
                                Number of     Total Options                                   Annual Rates of
                                 Shares        Granted to                                       Stock Price
                               Underlying       Employees      Exercise                      Appreciation for
                                 Options     in Fiscal Year      Price      Expiration        Option Term(2)
Name                           Granted(1)         1998         Per Share       Date           5%            10%
----                           ----------         ----         ---------       ----     ------------   ------------
H. Wayne Posey.................   300,000          42.3%       $   9.00       01/13/08  $  1,698,015   $  4,303,105
Dale K. Edwards................    50,000           7.0%           9.00       01/13/08       283,003        717,184
Deborah A. Johnson.............    -                0.0%         -              -             -              -
Charles W. McQueary............    -                0.0%         -              -             -              -
Robert M. Sontheimer...........    -                0.0%         -              -             -              -


(1) Represents options to purchase Common Stock granted pursuant to the 1996 Stock Option Plan. Options generally are exercisable in 20% increments, commencing one year after the date of grant.
(2) Based upon the market price of the Common Stock on the date the option was granted and on annual appreciation of such value, through the expiration date of such options, at the stated rates. These amounts represent assumed rates of appreciation only and may not necessarily be achieved. Actual gains, if any, depend on the future performance of the Common Stock, as well as the continued employment of the Named Executive Officers for the full term of the options.

                           Aggregated Option Exercises in 1998
                   and Warrant/Option Values as of December 31, 1998

                               Number of                      Number of Shares                Value of Unexercised
                                Shares                     Underlying Unexercised                 In-the-Money
                               Acquired                      Warrants/Options at               Warrants/Options at
                                  on          Value           December 31, 1998               December 31, 1998(1)
                                                       -------------------------------  -------------------------------
Name                           Exercise     Realized   Exercisable       Unexercisable    Exercisable    Unexercisable
----                         -----------  -----------  -----------       -------------    -----------    -------------
H. Wayne Posey................   243,693  $ 1,583,549         618,972          348,000  $   2,968,867     $      28,000
Dale K. Edwards...............    -            -               96,000          154,000        176,000            44,000
Deborah A. Johnson............    -            -               43,333           56,667         -                 -
Charles W. McQueary...........    -            -               40,000           60,000         -                 -
Robert M. Sontheimer..........    -            -               -                -              -                 -

---------------

(1) Based upon the closing sale price of the Company's Common Stock of $6.00 per share as reported on the NASDAQ National Market on December 31, 1998, less the exercise price of the options.

Employment and Termination Agreements

         The Company has entered into employment agreements with Messrs. Posey, Edwards, Sontheimer and McQueary, and Ms. Johnson to serve in their respective current positions. The agreement with Mr. Posey, which expires February 15, 2004, currently provides for an annual base salary of $425,000, plus an annual bonus based upon the achievement of certain operating goals. In the event Mr. Posey's employment is terminated without cause or there is a "change in control" of the Company (as defined in his employment agreement), Mr. Posey is entitled to receive severance benefits equal to the present value of 36 months of his salary, bonus, and certain other benefits.

         The employment agreement with Mr. Edwards automatically renews in November of each year and currently provides for an annual base salary of $217,000. In addition, the agreement with Mr. Edwards provides for an annual bonus based upon the achievement of certain operating goals. Ms. Johnson's agreement, which automatically renews in October of each year, currently provides for an annual base salary of $150,000 and an annual bonus based upon the achievement of certain operating goals. Mr. McQueary's agreement automatically renews in April of each year and currently provides for an annual base salary of $215,000 and an annual bonus based upon the achievement of certain operating goals. Mr. Sontheimer's agreement, which expires in December 2000 (with certain renewal provisions), currently provides for an annual base salary of $240,000 and an annual bonus based upon the achievement of certain operating goals. The employment agreements with Messrs. Edwards, Sontheimer and McQueary, and Ms. Johnson each include a provision that in the event of a termination without cause or a change in control of the Company, the individual is entitled to receive his or her base salary and average bonus through the later of the expiration of the agreement or periods ranging from six to twelve months, depending on the individual agreement.

Director Compensation

         Members of the Board of Directors receive no cash compensation in their capacities as Directors. Each Director not employed by the Company is granted options annually to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, exercisable in annual increments of 20%. Each such Director who is newly appointed or newly elected to the Board of Directors will in addition be granted options to purchase 5,000 shares of Common Stock upon the same terms. All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as Directors.

         The Company has entered into five-year consulting agreements with Messrs. Ragsdale and Chaney, providing for annual compensation of $60,000 and $36,000, respectively, under which Messrs. Ragsdale and Chaney provide strategic and financial advisory services to the Company. Compensation under such agreements is paid to Messrs. Ragsdale and Chaney in their capacities as consultants to the Company and not as Directors. The Company believes that the terms of the arrangements, which were determined through negotiation among the Company's founders, are as favorable as might have been obtained from non-affiliated persons.

Executive Officers of the Company

         The executive officers of the Company are as follows:

Name                                          Age                Position
H. Wayne Posey..........................      60     Chairman, President, Chief Executive Officer and Director
Dale K. Edwards.........................      36     Senior Vice President, Development
Deborah A. Johnson......................      46     Senior Vice President, Administration and Secretary
Charles W. McQueary.....................      46     Senior Vice President, Operations
Robert M. Sontheimer....................      58     Senior Vice President, Managed Care
Robert D. Smith.........................      38     Senior Vice President, Chief Financial Officer
Gregory A. Wagoner, M.D.................      52     Vice President, Medical Affairs

          H. Wayne Posey, a co-founder of the Company, has been the President, Chief Executive Officer, and a Director of the Company since its inception and Chairman of its Board of Directors since December 1998. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C. Mr. Posey was employed by HAI from 1970 until 1975, holding the positions of Controller, Vice President and Controller, and Senior Vice President of Operations, and he also served on HAI's Board of Directors and Executive Committee. He has also served as a director of InterDent, Inc. (formerly Gentle Dental Services Corporation), a publicly held dental practice management company since 1996.

          Dale K. Edwards has served as a Vice President of the Company with primary responsibility for developing affiliations with physician groups from November 1994 until July 1997, at which time he was promoted to Senior Vice President. From November 1993 to November 1994, Mr. Edwards was Vice President of Physician Network Development with Columbia/HCA Healthcare Corporation, an integrated healthcare delivery company ("Columbia/HCA"), and with Medical Care America, Inc., a publicly owned operator of outpatient surgical centers, prior to its acquisition by Columbia/HCA. From 1991 to 1993, Mr. Edwards was Vice President of Managed Care and Regional Vice President of Sales of Medical Care America. Previously, he was employed by HealthPlus, a regional HMO in the State of Washington, as an Account Executive.

          Deborah A. Johnson has served as Senior Vice President, Administration of the Company since October 1996 and as Secretary since February 1997. From February 1995 to October 1996 Ms. Johnson was, successively, Senior Vice President -- Operations and Senior Vice President -- Administration of MedPartners, Inc., a physician practice management company. From 1978 to 1994
Ms. Johnson served in various executive capacities with Humana Inc., an integrated healthcare delivery company, Galen Health Care, Inc., a hospital management company, and Columbia/HCA. Her positions have included Legal Counsel, Director of Strategic Planning, Vice President -- Information Systems, and Vice President -- Internal Audit.

          Charles W. McQueary has served as Senior Vice President, Operations of the Company since December 1997. Prior to joining the Company in May 1997, he was Regional Vice President for MedPartners, Inc., a publicly traded physician practice management company, from November 1995 to May 1997. He served as Chief Operating Officer and Chief Financial Officer of Asthma and Allergy Care America, Inc., a physician practice management company, from September 1993 to November 1995. From October 1987 to September 1993, Mr. McQueary was president of his own privately held consulting firm, specializing in healthcare acquisitions and physician practice management.

          Robert M. Sontheimer has served as Senior Vice President with primary responsibility for managed care services to affiliated physicians and formation and management of IPA networks since December 1997. He was the founder of Health Plans, Inc., the capitation management services provider acquired by the Company in December 1997, and has served as its President and Chief Executive Officer since September 1992.

          Robert D. Smith has served as Senior Vice President and Chief Financial Officer of the Company since August 1998. Mr. Smith joined the Company in January 1997 as Vice President and Controller and later served as Vice President-Finance from April 1998 to August 1998. From September 1996 to January 1997, Mr. Smith was Controller of Rykoff-Sexton, Inc., a publicly owned foodservice distribution company. He was Controller of US Foodservice, a privately owned foodservice distribution company, from November 1993 until its merger with Rykoff-Sexton in 1996. Mr. Smith was employed by White Swan, Inc., a privately owned foodservice distribution company, from July 1992 until it was acquired by US Foodservice in 1993. He joined White Swan as its Controller and subsequently served as Chief Financial Officer and was a member of its Board of Directors. Prior to joining White Swan, Mr. Smith was a Senior Manager with Ernst & Young.

          Gregory A. Wagoner, M.D., who also holds an M.B.A. degree, has been Vice President, Medical Affairs of the Company since December 1997. He also serves as Medical Director of PMC, a position he has held since April 1997. From 1995 to March 1997 he served as Vice President of Medical Affairs of FHP International Corporation, an HMO that was publicly held until its acquisition in February 1997. From 1991 to 1994, he served as Regional Medical Director with Cigna HealthCare of California.

       REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

          This report is submitted by the Compensation Committee of the Company at the direction of the Board of Directors. The Compensation Committee is comprised of H. Wayne Posey, Richard E. Ragsdale, and E. Thomas Chaney, and is charged by the Board of Directors with establishing and administering a compensation program that enables the Company to attract and retain qualified officers and key executives, to give them incentive to pursue the maximization of stockholder value, and to recognize their success in achieving both qualitative and quantitative goals that benefit the Company and its stockholders.

Compensation Philosophy

          The Compensation Committee believes that the Company's executives should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, establishing its leadership role in the healthcare field, and generating returns for its stockholders. The Compensation Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success.

          The Compensation Committee also recognizes that the demand for executives with expertise and experience in the healthcare and physician practice management fields is intense. Therefore, in order to attract and retain qualified persons, the Compensation Committee believes that the Company must offer current compensation at levels consistent with other publicly held healthcare companies that are comparable in size and performance to the Company.

          In addition, the Compensation Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation so that the interests of the Company's executives will be aligned with those of the Company's stockholders. The Compensation Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals. In accordance with these objectives, the total compensation program for the executive officers of the Company consists of three components:

         (1)    base salary;

         (2) annual incentive compensation consisting of bonuses based upon achievement of financial performance objectives; and

         (3) long-term equity incentives composed of stock options and other incentive awards, including outright share grants, which may be conditioned upon future events such as continued employment and/or the attainment of performance objectives. Performance objectives may be measured by reference to the earnings of the Company or to the market value of the Common Stock, among other things.

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. No component of the Company's executive compensation has been determined to be non-deductible to the Company for the year ended December 31, 1998.

Base Salary

         The Company's annual salary levels are intended to reflect the level of responsibility of the particular executive officer, with increases in salary resulting from the individual performance of the executive officer and the financial results of the Company, as measured by increases over prior year levels of the Company's pre-tax earnings, pre-tax profit margin, return on capital, earnings per share and cash flow from operations. No specific weighting was assigned to any of these factors. In determining the levels of annual compensation payable to the executive officers, the Company considered comparisons to compensation paid to executive officers in companies in the health care industry with comparable performance and operating histories. The companies utilized in the comparison were located throughout the United States and many, but not all, of such companies are included in the peer group indices used in the performance graph located elsewhere in this Proxy Statement. The Company does not maintain a reference record of where its compensation stands with respect to other companies. However, the Compensation Committee takes such levels of comparison into account in determining appropriate levels of compensation for the Company's executives.

Annual Bonus

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of the executive officers' compensation. In calculating such bonuses, the Compensation Committee examines both objective performance, in which a given executive's performance is measured in terms of financial results as compared to budgeted targets and investor expectations, and subjective performance, which is measured and periodically evaluated. Executive officers of the Company, corporate vice presidents, and other managers, are entitled to receive annual bonuses based upon a percentage of their base salaries and Company and/or individual performance.

Incentive Compensation

         As a growth company, the Company has utilized equity-based compensation, since inception, in the form of stock option grants, to reward contributions by the executive officers to the Company's long-term stock performance. These grants are intended not only to motivate and retain executive officers, but also to more closely align the executive officers' interests with those of the Company's stockholders.

         The Option Committee, working closely with the Compensation Committee, determines stock option grants valued in whole based on the Common Stock of the Company. Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Awards are also used to provide an incentive to newly promoted officers at the time that they are asked to assume greater responsibilities. In evaluating award grants, the Option Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Company believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for its executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives. Information relating to stock options granted to the five most highly compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

Compensation Paid in 1998 to the Chief Executive Officer

          Mr. H. Wayne Posey is employed as Chairman, President and Chief Executive Officer of the Company. Mr. Posey's employment agreement expires February 15, 2004 and currently provides for an annual base salary of $425,000. Mr. Posey earned a $199,290 bonus in 1998. Mr. Posey is entitled to participate in any bonus plan approved by the Compensation Committee for the Company's management. Mr. Posey is also provided an automobile and disability and health insurance through a Company-wide plan or otherwise. Mr. Posey's employment agreement provides for appropriate incentive-based compensation and equity participation consistent with the philosophies set forth in this report.

Conclusion

         The Compensation Committee believes that the levels and mix of compensation provided to the Company's executives during 1998 were appropriate and were instrumental in the achievement of the Company's goals for 1998. It is the intent of the Compensation Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

         The foregoing report is submitted by the following directors of the Company, comprising all of the members of the Compensation Committee of the Board of Directors.


                             COMPENSATION COMMITTEE
                             H. Wayne Posey
                             Richard E. Ragsdale
                             E. Thomas Chaney

Compensation Committee Interlocks and Insider Participation and Certain Transactions

         In May 1997, the Company lent $600,000 to H. Wayne Posey, its President, Chief Executive Officer and a Director of the Company. The loan, which accrued interest at 6.5% per annum, was repaid in March 1998.

         In August 1998, the Company lent $2.0 million to Mr. Posey. Beginning in August 2003, the loan will be repaid in annual installments of $200,000 plus accrued interest of 7.0%, with the remaining balance due in August 2008. This loan is secured by a pledge of warrants, with an exercise price of $1.25, to purchase up to 620,665 shares of the Company's common stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Company believes that each such person complied with such filing requirements during the fiscal year ended December 31, 1998, except for Messrs. Buysse, McQueary and Wagoner, who each were late in filing their Initial Statement of Beneficial Ownership on Form 3, and Messrs. Bailey, Buysse, Gleghorn and Wagoner, who each were late in filing one Statement of Changes of Beneficial Ownership on Form 4.

                        COMMON STOCK OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 1999 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each Director of the Company,
(iii) each Named Executive, and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder is: c/o ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

                                                                                       Shares Beneficially
Number and Address                                                                          Owned(1)
of Beneficial Owner                                                                   Number         Percent
H. Wayne Posey.................................................................       1,578,972         7.3%
Richard E. Ragsdale(2).........................................................       2,261,240        10.3%
David T. Bailey, M.D...........................................................          71,701         *
Charles J. Buysse, M.D.........................................................           2,200         *
E. Thomas Chaney...............................................................       1,114,780         5.2%
James F. Herd, M.D.............................................................         155,020         *
Jack W. McCaslin...............................................................         377,952         1.8%
Robert D. Smith................................................................          36,500         *
Robert M. Sontheimer...........................................................         347,142         1.6%
Charles W. McQueary............................................................          48,000         *
Dale K. Edwards................................................................         154,000         *
Deborah A. Johnson.............................................................          51,666         *
Gregory A. Wagoner.............................................................           7,711         *
Wellington Management Company, LLP(3)..........................................       1,794,600         8.5%
T. Rowe Price Associates(4)....................................................       1,404,700         6.7%
All Directors and executive officers as a group (14 persons)...................       6,206,944        26.3%


*    Less than 1%

(1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
(2) This amount includes 15,000 shares owned by Mr. Ragsdale's spouse and 50,000 shares owned by the Ragsdale Unified Credit Trust, as to which Mr. Ragsdale disclaims beneficial ownership.
(3) Based upon a Schedule 13G filed with the Commission on February 9, 1999. The owner has sole investment and voting power with respect to none of such shares, shared voting power with respect to 927,100 of such shares, and shared investment power with respect to all of such shares. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.
(4) Based upon an amendment to a Schedule 13G filed with the Commission on February 10, 1999. The stockholder has sole investment power with respect to all of such shares and sole voting power with respect to 362,300 of such shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("T. Rowe Price") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

                         COMPARATIVE PERFORMANCE GRAPH

         The following is a comparative performance graph, which compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, the CRSP Index for NASDAQ Stock Market (US Companies) (the "Broad Index"), and (b) the performance of a published industry index, the CRSP Index for NASDAQ Health Services Stocks (the "Industry Index"). The graph begins on March 12, 1997, the date on which the Company's Common Stock first began trading on the NASDAQ
National Market, and assumes the investment on such date of $100 in the Company's Common Stock, the Broad Index and the Industry Index and assumes that all dividends, if any, were reinvested at the time they were paid.


                                          3/12/97    12/31/97      12/31/98
ProMedCo Management Company                 100         113           67
NASDAQ Stock Market (U.S. Companies)        100         122          171
NASDAQ Health Services Stocks               100         102           86

                                OTHER MATTERS

         The Board of Directors has no knowledge of any additional business to be presented for consideration at the meeting. Should any such matters properly come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and its subsidiaries for the last fiscal year, is included in the Company's 1998 Annual Report to Stockholders mailed together with this Proxy Statement.

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K by writing to Deborah A. Johnson, Secretary, ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Ms. Johnson.

         The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting is required to elect Directors, approve the amendment to the 1996 Stock Option Plan and act on any other matters properly brought before the meeting. Shares represented by proxies marked "withhold authority" with respect to the election of the nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies thus will have the same effect as if the shares represented thereby were voted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purpose of determining the number of shares represented by proxy at the meeting.

         The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, or in person. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

         A list of stockholders of record entitled to be present and vote at the meeting will be available at the offices of the Company for inspection by the stockholders during regular business hours from April 30, 1999 to the date of the meeting. The list will also be available during the meeting for inspection by stockholders who are present. Votes will be tabulated by an automated system administered by Harris Trust and Savings Bank, Chicago, Illinois, the Company's transfer agent. Members of the Company's independent accounting firm, Arthur Andersen LLP, are expected to attend the meeting to make a statement if they so desire and to respond to questions from stockholders.

         In order to assure the presence of the necessary quorum at the meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the meeting and voting in person, should you so desire.

                           STOCKHOLDER PROPOSALS FOR THE
                        2000 ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2000 must submit such proposal in accordance with the rules promulgated by the Commission. In order for a proposal to be included in the proxy materials relating to the 2000 annual meeting, it must be received by the Company no later than December 16, 1999. If a stockholder intends to submit a proposal at the 2000 annual meeting that is not eligible for inclusion in the proxy materials relating to that meeting, the stockholder must do so no later than February 29, 2000. If the stockholder fails to comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2000 annual meeting of stockholders. Such proposals should be addressed to Deborah A. Johnson, Secretary, ProMedCo Management Company, 801 Cherry Street, Suite 1450, Fort Worth, Texas 76102.

                                                                     Appendix A


                           PROMEDCO MANAGEMENT COMPANY
                            AMENDED STOCK OPTION PLAN

1.       Purpose

         This Stock Option Plan (the "Plan") for ProMedCo Management Company (the "Company") is intended to advance the interests of the Company by providing certain directors and employees of the Company and its subsidiaries (the "Subsidiaries"), as well as certain physicians and physician extenders employed by the Company's affiliated physician groups (the "Physician Groups"), with additional incentive to promote the success of the Company, its Subsidiaries, and the Physician Groups, to increase their proprietary interest in the Company, and to encourage them to remain in the Company's employ or in the employ of its Subsidiaries or Physician Groups.

2.       Administration of the Plan

         2.1 The Plan shall be administered by the Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more members of the Board, each of whom shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. All members of the Committee shall be "Non-Employee Directors" as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor provision. Each grant of options under the Plan shall be approved by the Board or the Committee.

         2.2 The Committee shall have the authority to grant (i) stock options that constitute incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") and (ii) stock options that do not constitute Incentive Stock Options within the meaning of Section 422 of the IRC ("Nonqualified Options"). Incentive Stock Options and Nonqualified Options are together referred to as "Options" herein.

         2.3 Subject to the provisions of this Plan, the Committee shall have plenary authority, in its discretion, to: (i) determine the employees and other persons (from the class of employees and other persons eligible under Section 4 to receive Options under this Plan) to whom Options shall be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the type of Options granted and their terms; and (iv) interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it.

         2.4 The Committee shall hold its meetings at such times and places as it shall deem advisable. All actions of the Committee shall be taken by agreement of a majority of the whole Committee. Any action taken by the Committee through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.       Shares of Stock Subject to the Plan

         The Committee shall have authority to grant Options under this Plan for the purchase of an aggregate of 3,100,000 shares of the Common Stock of the Company, no par value per share (the "Common Stock"). Such shares may be authorized but unissued shares of Common Stock, or shares of Common Stock that have been reacquired by the Company. In the event of a lapse, expiration, termination, or cancellation of any Option granted hereunder without the issuance of shares or payment of cash, the shares subject to or reserved for such Option may again be used to grant additional Options; provided, that in no event may the number of shares subject to Options issued hereunder exceed the total number of shares reserved for issuance. The Company shall reserve and keep available for issuance that number of shares of Common Stock equal to the number of shares of Common Stock subject to outstanding Options hereunder.

4.       Persons Eligible to Receive Options

         4.1 The persons who shall be eligible to receive Options granted hereunder shall be:

                  (i) directors and employees of the Company and/or its Subsidiaries; provided, however, that the persons who shall be eligible to receive options granted hereunder intended to be Incentive Stock Options shall be employees of the Company and/or its Subsidiaries, as that term is defined in Section 424 of the IRC; and provided, further, that no employee shall receive options to purchase Common Stock hereunder or under any plan of the Company or its Subsidiaries intended to be Incentive Stock Options to the extent that the stock subject to such options exercisable for the first time in any year has a Market Value (determined at the time the options are granted) in excess of $100,000;

                  (ii) physicians and physician extenders employed by Physician Groups who are selected by the Committee from time to time; and

                  (iii) consultants or advisors of the Company and/or its Subsidiaries.

5.       Awards of Options to Non-Employee Directors

         Each newly elected or appointed Non-Employee Director shall be granted Nonqualified Options to purchase 5,000 shares of stock upon initial election or appointment to the Board. Following such initial election or appointment, Non-Employee Directors who continue to serve in such capacity shall be granted Nonqualified Options to purchase 2,000 shares of stock on an annual basis following the annual stockholders meeting. The exercise price per share of all such Nonqualified Options shall be the Market Value of the Common Stock on the date of grant, as defined in Section 7.2. All such Nonqualified Options shall become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

6.       Options

         6.1 Each option granted hereunder shall be evidenced by an Option Certificate that shall state the number of shares of stock to which it relates.

         6.2 Each Option Certificate shall contain such provisions as may be required by the terms hereof and such other provisions (including, without limitation, restrictions on the option and the Common Stock) as the Committee shall in its discretion impose. The Committee may vary the terms and provisions of individual Option Certificate on a case-by-case basis and shall not be required to make all Option Certificates uniform.

         6.3 At the time each option is granted under this Plan, the Committee shall determine whether such option is to be designated an Incentive Stock
Option. Options designated Incentive Stock Options shall conform to those provisions of this Plan specifically applicable to Incentive Stock Options, including, without limitation, the minimum option price specified in Section 7 and the maximum exercise period specified in Section 8.1.

7.       Option Price

         7.1 Other than the options issued to Non-Employee Directors described in Section 5 of this Plan, the option price of each option issued hereunder shall be determined by the Committee in its discretion at the time the option is granted, subject to the conditions of this Section 7. Options intended to be Incentive Stock Options shall have an option price per share equal to or greater than the Market Value of the Common Stock (as defined in Section 7.2) on the date such option is granted. If any option intended to be an Incentive Stock Option is granted to any employee holding stock possessing more than 10 percent of the total combined voting power of all classes of the capital stock of the Company, its parent (if any) or any of its Subsidiaries, the option price per share shall not be less than 110 percent of the Market Value of the Common Stock on the date the option is granted. Nonqualified Options shall have an option price per share not less than 85% of the Market Value of the Common Stock on the date such option is granted.

         7.2 For purposes of this Plan, the term "Market Value" shall mean the closing price of the Common Stock on the Nasdaq National Market or such other exchange upon which the Common Stock might later be traded, on the date specified.

8.       Terms and Exercise of Options

         8.1 Each option granted hereunder shall be exercisable only during a term commencing and ending (unless the option shall have terminated earlier under other provisions of this Plan) on dates to be fixed by the Committee, subject to the following further limitations:

                  (i) with respect to any option intended to be an Incentive Stock Option, the date fixed by the Committee as the end of the option term must be a date not more than 10 years from the date the option was granted;

                  (ii) subject to the provisions of Sections 9.3 and 9.4 hereof, any option intended to be an Incentive Stock Option may not be exercisable more than three months after the optionee ceases to be an employee of the Company or a Subsidiary; and

                  (iii) with respect to any option intended to be an Incentive Stock Option that is granted to a person possessing more than 10 percent of the total combined voting power of all classes of the capital stock of the Company, its parent (if any) or any of its

         Subsidiaries, the date fixed by the Committee as the end of the option term must be a date not more than five years from the date the option was granted.

The period of the option, once it is granted, may be reduced only as provided for in Section 9 in connection with the termination of employment, death, or disability of the optionee.

         8.2 The Committee shall have authority to grant options exercisable in whole or in part at any time during their term, or exercisable in cumulative or non-cumulative installments, as may be determined by the Committee, provided that any option that is intended to be an Incentive Stock Option shall meet the requirements of Sections 8.1 and 4.1 hereof.

         8.3 Unless otherwise provided herein or in the option agreement, an option may be exercised in whole or in part at any time during its term. The Committee may, in its discretion, provide that an option may not be exercised in whole or in part for any period or periods of time specified in the option agreement. The Committee may, in its discretion, include in any option granted hereunder, a condition that the optionee shall agree to remain in the employ of, and to render services to, the Company and/or a Subsidiary(ies) for a specified period of time following the date the option is granted. No such agreement shall impose upon the Company or any Subsidiary any obligation to employ the optionee for any period of time.

         8.4      Options shall be exercised by delivering or mailing to the
Committee:

                   (i) a notice, in the form prescribed by the Committee, specifying the number of shares of Common Stock with respect to which the option is exercised;

                  (ii) a certified bank check or money order payable to the Company, or shares of Common Stock, or any combination thereof, for the full option price in the case of Incentive Stock Options, and in an amount equal to the full option price plus any withholding tax required by law as determined by the Committee in the case of Nonqualified Options; and

                  (iii) if the shares are to be issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) or any successor section of such Act, an "investment letter" in such form as may be dictated by the Committee.

Shares of Common Stock delivered in full or partial payment of the option price shall be applied to the option price at their Market Value on the date received by the Committee. Any withholding tax required in connection with the exercise of Nonqualified Options must be paid by certified bank check or money order payable to the Company.

         8.5 Upon receipt of such notice (and investment letter if applicable) and upon payment of the option price (and taxes if applicable), the Company shall promptly deliver to the optionee a certificate or certificates for the number of shares of Common Stock in respect of which the option was exercised, without charge to the optionee for issue or transfer tax. The stock certificate(s) may, at the request of the optionee, be issued in the name of such optionee and the name of another person as joint tenants with the right of survivorship, provided that any restrictions on such stock shall apply with equal force to such joint tenant. In the event that such shares are not registered under the Securities Act, such certificates shall bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL THAT SUCH TRANSFER MAY BE LAWFULLY EFFECTED IN THE ABSENCE OF SUCH REGISTRATION."

         8.6 No optionee or legal representative, legatee, or distributee of such optionee, will be, or will be deemed to be, a holder of any shares of Common Stock subject to an option unless and until certificates for such shares are issued to such person under the terms of this Plan. No adjustment shall be made for dividends or other rights the record date of which is prior to the date such stock certificate is issued.

         8.7 Unless otherwise provided in any option agreement, the optionee may elect either of the following settlement methods as an alternative to payment in full of the option price for the number of shares of Common Stock in respect of which an option is exercised:

                   (i) the right to receive from the Company cash in an amount equal to the excess of the Market Value of one share of Common Stock on the date of exercise over the option price times the number of shares with respect to which the option is exercised; or

                  (ii) the right to receive from the Company that number of whole shares of Common Stock having an aggregate Market Value on the date of exercise not greater than the cash amount calculated under subsection (i) of this Section 8.7.

         8.8 The exercise of an option in any manner, including an exercise involving an election of an alternative settlement method with respect to an option, shall result in a decrease in the number of shares of Common Stock that thereafter may be available under the Plan by the number of shares as to which the option is exercised.

         8.9  To  the  extent  that  the  exercise  of  options  by  one  of the alternative settlement methods provided for in Section 8.7 results in compensation income to the optionee, the Company will withhold from the amount due to the optionee any amount required for federal, state, and local taxes. If the settlement method set forth in subsection (ii) of Section 8.7 is selected and results in compensation income to the optionee, the optionee shall deliver to the Company a certified bank check or money order payable to the Company in an amount equal to any withholding tax required by law.

         8.10 All options granted under this Plan shall be non-transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the IRC or the rules thereunder, and options may be exercised during the lifetime of the optionee only by the person to whom the option was granted. Except as permitted by the preceding sentence, no option granted under this Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option or of any right or privilege conferred thereby contrary to the provisions hereof, or upon the levy or any attachment or similar process upon such option, right, or privilege, the option and such rights and privileges shall immediately become null and void.

9.       Effect of Termination of Employment, Death or Disability on Options

         9.1 If an optionee is an employee and ceases to be employed by the Company or a Subsidiary for any reason other than death, retirement on or after his Retirement Date (as defined in Section 9.2), or disability (as defined in Section 9.4), any options granted to such optionee hereunder to the extent not previously exercised shall be deemed canceled and terminated as of the date 90 days following the date such employment is terminated; provided, however, that the Committee may, subject to section 8.1(ii) hereof, extend the period of time during which options the optionee is entitled to exercise as of the date of termination may be exercised if, in its opinion, circumstances warrant such an extension. The transfer of an optionee from the employ of the Company to a Subsidiary or visa versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of this Section 9. The Committee shall determine in each case whether, in accordance with applicable laws, a leave of absence shall constitute a termination of employment.

         9.2 If an optionee is an employee and ceases to be employed by the Company or a Subsidiary by reason of the optionee's retirement on or after his Retirement Date, such optionee shall have the right, at any time within three months after the date such employment is terminated, to exercise any options held by him to the extent that he was entitled to exercise the options on the date of cessation of employment, but in no event shall any option be exercisable more than ten years from the date it was granted. For purposes of this Plan, the term "Retirement Date" shall mean the earlier of the date of such employee's 65th birthday, the date of such employee's 60th birthday after 30 years of employment by the Company or a Subsidiary, or any date an employee is otherwise entitled to retire under the Company's retirement plans (if any).

         9.3 Unless otherwise provided in the option agreement, if an optionee who is an employee should die while employed by the Company or a Subsidiary, or should die within three months after retirement on or after his Retirement Date, then, until the expiration of one year from the date of the optionee's death or the earlier termination of the term of the option, any options granted to the deceased optionee and not exercised by him prior to his death shall, to the extent exercisable by the optionee on the date of his death, be exercisable by his estate or by any person who acquired such options by bequest or inheritance from the optionee. Such exercise shall be subject to all applicable conditions and restrictions prescribed in this Plan or in the option agreement.

         9.4 If an optionee ceases to be employed by the Company or a Subsidiary by reason of the optionee's disability, such optionee shall have the right to exercise all options held by him, to the extent not previously expired or exercised, at any time within one year after such termination of employment due to a disability. For purposes of this Section 9.4, the term "disability" shall be defined in the same manner that it is defined in the Company's long term disability plan at the applicable time, if any. In the event the Company has no long term disability plan, the Optionee shall be deemed to be disabled if he or she is eligible for and is receiving total and permanent disability benefits under Section 223 of the Social Security Act, as amended, or any similar or subsequent section or act of like intent or purpose.

10.      Adjustments to Shares Subject to the Plan

         10.1 In the event that additional shares of the capital stock of the Company are issued pursuant to a stock split or stock dividend, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be increased proportionately (and, in the case of options, the option price shall be reduced proportionately) and the number of shares of Common Stock reserved for purposes of this Plan shall be increased proportionately.

         10.2 In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding Option granted hereunder shall be reduced proportionately (and, in the case of options, the option price shall be increased proportionately) and the number of shares of Common Stock reserved for purposes of this Plan shall be reduced proportionately.

         10.3 In the event that the Company transfers assets to another corporation and distributes the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the IRC or some similar section, then the price per share of the shares covered by each outstanding option shall be reduced by an amount that bears the same ratio to the option price per share then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company immediately following the distribution bears to the aggregate market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof.

         10.4 In the event of a merger or consolidation in which the Company is not the surviving corporation, or other reorganization, recapitalization, or exchange which results in substantially all the shares of the capital stock of the Company being exchanged for or converted into cash or other property, or upon the dissolution or liquidation of the Company, the Company shall have the right to terminate this Plan, in which case the options shall, to the extent exercisable upon the date of such termination, become the right to receive such cash or property net of the exercise price of the options. If the Company shall be the surviving corporation in any merger or consolidation, any option issued hereunder shall pertain, apply and relate to the securities or other property to which a holder of the number of shares of Common Stock subject to the option would have been entitled after the merger or consolidation.

         10.5 All adjustments pursuant to this Section 10 shall be made by the Committee, whose determination upon the same shall be final and binding upon the Option holders; provided, however, that each option granted hereunder that is intended to be an Incentive Stock Option shall be adjusted so as to continue to qualify as an Incentive Stock Option. No fractional shares shall be issued, and any fractional interests resulting from computation pursuant to this Section 10 shall be paid in cash. No adjustment shall be made for (i) the declaration of cash dividends, (ii) the issuance of Options hereunder or under any of the Company's other incentive stock or option plans, or (iii) the issuance of rights to subscribe for additional shares of Common Stock at the Market Value thereof (or other securities at the fair market value thereof as determined by the Committee in good faith).

11.      Listing and Registration of Shares Subject to Options

         Each option issued hereunder shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.      Application of Funds

         The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

13.      Disqualifying Dispositions

         If an Optionee disposes of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the date the Options is granted or within one year after the issuance of such shares to the Optionee, the Optionee shall notify the Company of such disposition and provide information as to the date of disposition, sale price, number of shares disposed of and any other information relating thereto which the Company may reasonably request.

14.      Termination of the Plan

         This Plan may be abandoned or terminated at any time by the Board except with respect to any Options then outstanding under the Plan. No Option shall be granted hereunder after 10 years from the effective date of this Plan.

15.      Amendment of the Plan

         The Board may at any time and from time to time modify and amend the terms of this Plan in any respect, with the exception of Section 5 of this Plan which may not be amended more than once every six months, other than to comport with changes in the IRC, the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that the Board shall seek stockholder approval of the amendment to the extent such approval is required by (i) state or federal law; (ii) Section 16 of the Exchange Act, to the extent that Options may be granted hereunder to persons who are required to file reports under
Section 16; (iii) the Nasdaq Stock Market rules or regulations or the rules or regulations of such other exchange upon which the Common Stock might later be traded; or (iv) the IRC, to the extent that Incentive Stock Options may be granted hereunder. No modification or amendment of this Plan shall adversely affect any right acquired by any Option holder under the terms of an Option award granted before the date of such modification or amendment, without the consent of the Option holder.

16.      Effective Date of the Plan

         This Plan became effective on the later of the date of its adoption by the Board or its approval by the Shareholders.

[card front]
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROMEDCO MANAGEMENT COMPANY-- COMMON STOCK PROXY -- for the Annual Meeting of Stockholders at 9:00 a.m. local time on Friday, May 14, 1999, at The Petroleum Club, 777 Main Street, Fort Worth, Texas 76102.

    The undersigned hereby appoints H. Wayne Posey and Deborah A. Johnson, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of ProMedCo Management Company held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement relating to such Annual Meeting, as follows:

1. ELECTION OF DAVID T. BAILEY, M.D. and JACK W. MCCASLIN AS CLASS II DIRECTORS FOR A TERM OF THREE YEARS

___ FOR BOTH NOMINEES                       ___ WITHHELD AS TO BOTH NOMINEES

___ FOR, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING NOMINEE:



2. to consider and act upon an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to stock options granted thereunder by 1,000,000 shares

___ FOR                       ___ AGAINST             ____ ABSTAIN


3. TO TAKE ANY ACTION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF


The Board of Directors recommends a vote FOR Messrs. Bailey and McCaslin as Directors.


This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Messrs. Bailey and McCaslin as Directors, and for the proposal to amend the 1996 Stock Option Plan and in the discretion of the Proxy or Proxies on any other business that may properly come before the Annual Meeting or any adjournments thereof.





[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW





Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1999 Annual Meeting and Proxy Statement, and 1998 Annual Report to Stockholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.





SIGNATURE             DATE             SIGNATURE                        DATE